Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors:

Exult, Inc.

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-110992) and (No. 333-100927, 333-38384 and 333-38390) on Form S-8 of Exult, Inc. and subsidiaries of our reports dated January 29, 2004 and March 2, 2004, with respect to the consolidated balance sheets of Exult, Inc. and subsidiaries as of December 31, 2002 and 2003, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for the years then ended, and the related consolidated financial statement schedule for the years ended December 31, 2002 and 2003, which reports appear in the December 31, 2003 annual report on Form 10-K of Exult, Inc. and subsidiaries.

Our reports dated January 29, 2004 and March 2, 2004 state that the consolidated financial statements and consolidated financial statement schedule of Exult, Inc. and subsidiaries as of December 31, 2001, and for the year then ended were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those consolidated financial statements in their report dated January 23, 2002. As described in Note 3, the 2001 consolidated financial statements have been restated. We audited the adjustments described in Note 3 that were applied to restate the 2001 consolidated financial statements, as well as certain additional disclosures in the 2001 consolidated financial statements, as described in Note 3 and Note 6. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements and consolidated financial statement schedule of Exult, Inc. and subsidiaries other than with respect to such adjustments and disclosures.

/s/ KPMG LLP

Orange County, California

March 2, 2004

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company’s previously filed Registration Statements File Nos. 333-38384 and 333-38390.

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Orange County, California

March 28, 2002